Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
October 23, 2018

Farmers and Merchants Bancshares, Inc.	Contact:	Mr. James R. Bosley, Jr.
4510 Lower Beckleysville Rd, Suite H		President
Hampstead, Maryland 21074		(410) 374-1510, ext.104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS RECORD EARNINGS FOR NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2018

HAMPSTEAD, MARYLAND (October 23, 2018) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), announced that net income for the nine months ended September 30, 2018 was $3,575,871, or $2.14 per common share, compared to $3,132,902, or $1.89 per common share, for the same period in 2017. This is the highest net income for the first nine months of any year in the Company’s history. The Company’s return on average equity during the nine months ended September 30, 2018 was 11.02% compared to 10.29% during the same period in 2017. The Company’s return on average assets was 1.16% for the first nine months of 2018 compared to 1.06% for the same period of 2017.

Net interest income for the nine months ended September 30, 2018 was $298,497 higher than for the same period last year due to a $21 million increase in average interest earning assets, offset by a decline in the taxable equivalent net yield on interest earning assets to 3.84% for the first nine months of 2018 from 3.95% for the same period of 2017. The net yield continues to decline as deposit rates have risen more quickly than yields on loans and investments. The provision for loan losses was $325,000 less than for the same period last year due primarily to the recovery of a 2017 loan charge-off. Noninterest income decreased by $233,742 primarily as a result of $153,738 lower gain on the sale of SBA loans, a decrease of $28,714 in service charges, and a $55,350 write-down of a real estate owned property. Noninterest expense was $277,274 higher in the nine months ended September 30, 2018 than in the same period last year due to usual salary increases and higher employee benefit costs. Income taxes declined by $330,488 for the nine months ended September 30, 2018 when compared to the same period of 2017 due to the lower federal tax rate as a result of the Tax Cuts and Jobs Act enacted in December 2017.

Net income for the three months ended September 30, 2018 was a quarterly record of $1,308,688, or $0.78 per common share, compared to $1,014,456, or $0.69 per common share, for the same period in 2017.

Total assets of $412 million at September 30, 2018 increased from $403 million at December 31, 2017. Loans increased to $341 million at September 30, 2018 compared to $333 million at December 31, 2017. Deposits increased to $350 million at September 30, 2018 compared to $320 million at December 31, 2017. The book value of the Company’s common stock was $26.59 per share at September 30, 2018, compared to $25.06 per share at December 31, 2017.

James R. Bosley, Jr., President and CEO, commented “We are pleased to announce record net income for the quarter and year to date, despite rising funding costs and downward pressure on our net interest margin.”

About the Company

Farmers and Merchants Bancshares, Inc. is a financial holding company and the parent of Farmers and Merchants Bank. Farmers and Merchants Bank was chartered in Maryland in 1919, and is currently celebrating over 98 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through NASDAQ’s Over-The-Counter Bulletin Board under the symbol “FMFG.OB.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets

Cash and due from banks	$9,773,804	$6,235,186
Federal funds sold and other interest-bearing deposits	2,844,890	1,002,199
Cash and cash equivalents	12,618,694	7,237,385
Certificates of deposit in other banks	342,000	100,000
Securities available for sale	23,409,440	27,929,510
Securities held to maturity	18,119,599	18,204,182
Equity security at fair value	496,916	503,881
Federal Home Loan Bank stock, at cost	575,800	1,063,600
Mortgage loans held for sale	150,000	327,700
Loans, less allowance for loan losses of $2,672,584 and $2,458,911	341,327,272	332,533,706
Premises and equipment	5,137,072	5,206,271
Accrued interest receivable	968,951	1,020,256
Deferred income taxes	1,145,214	998,032
Other real estate owned	210,150	265,500
Bank owned life insurance	7,012,864	6,891,590
Other assets	670,392	622,856
	$412,184,364	$402,904,469

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$59,561,564	$64,403,133
Interest-bearing	289,952,691	255,393,291
Total deposits	349,514,255	319,796,424
Securities sold under repurchase agreements	12,163,423	21,768,507
Federal Home Loan Bank of Atlanta advances	3,000,000	17,000,000
Accrued interest payable	296,868	180,620
Other liabilities	2,672,864	2,359,986
	367,647,410	361,105,537
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 1,675,200 shares in 2018 and 1,667,813 shares in 2017	16,752	16,678
Additional paid-in capital	27,086,751	26,869,796
Retained earnings	18,204,888	15,306,625
Accumulated other comprehensive income	(771,437)	(394,167)
	44,536,954	41,798,932
	$412,184,364	$402,904,469

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017

Interest income
Loans, including fees	$4,189,626	$3,863,788	$12,171,765	$11,245,018
Investment securities - taxable	145,791	189,096	450,649	558,648
Investment securities - tax exempt	142,493	152,519	428,055	454,626
Federal funds sold and other interest earning assets	47,280	26,614	117,973	72,097
Total interest income	4,525,190	4,232,017	13,168,442	12,330,389

Interest expense
Deposits	604,697	357,200	1,543,023	1,000,884
Securities sold under repurchase agreements	42,841	37,208	112,242	121,495
Federal Home Loan Bank advances and other borrowings	16,480	48,397	125,427	118,757
Total interest expense	664,018	442,805	1,780,692	1,241,136
Net interest income	3,861,172	3,789,212	11,387,750	11,089,253

Provision for loan losses	(100,000)	225,000	25,000	350,000

Net interest income after provision for loan losses	3,961,172	3,564,212	11,362,750	10,739,253

Noninterest income
Service charges on deposit accounts	160,665	172,107	496,393	525,107
Mortgage banking income	105,144	76,916	219,805	185,649
Bank owned life insurance income	40,880	43,096	121,274	129,340
Net unrealized (loss) gain on equity securities	(3,869)	-	(15,348)	-
Gain (loss) on sale and write down of other real estate owned	(55,350)	-	(55,350)	-
Gain on sale of SBA loans	3,317	-	63,825	217,563
Other fees and commissions	21,634	20,873	73,433	80,115
Total noninterest income	272,421	312,992	904,032	1,137,774

Noninterest expense
Salaries	1,344,759	1,278,741	3,892,971	3,670,613
Employee benefits	328,258	317,231	1,018,280	996,398
Occupancy	168,759	152,157	535,448	503,578
Furniture and equipment	148,945	156,700	475,953	491,356
Other	606,346	594,879	1,932,585	1,916,018
Total noninterest expense	2,597,067	2,499,708	7,855,237	7,577,963

Income before income taxes	1,636,526	1,377,496	4,411,545	4,299,064
Income taxes	327,838	363,040	835,674	1,166,162
Net income	$1,308,688	$1,014,456	$3,575,871	$3,132,902

Earnings per share - basic and diluted	$0.78	$0.69	$2.14	$1.89